i3 VERTICALS REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS
Secures state level contracts in Public Sector
NASHVILLE, Tenn. (August 8, 2023) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal third quarter ended June 30, 2023.
Highlights for the fiscal third quarter and nine months ended June 30, 2023 vs. 2022
•Third quarter revenue was $93.9 million, an increase of 16.6% over the prior year's third quarter. Revenue for the nine months ended June 30, 2023, was $273.8 million, an increase of 17.7% over the prior year's first nine months.
•Third quarter net loss was $6.1 million, compared to net loss of $4.7 million in the prior year's third quarter. Net loss for the nine months ended June 30, 2023, was $6.1 million, compared to a net loss of $18.8 million in the prior year's first nine months.
•Third quarter net loss attributable to i3 Verticals, Inc. was $5.2 million. Net loss attributable to i3 Verticals, Inc. for the nine months ended June 30, 2023, was $5.4 million.
•Third quarter adjusted EBITDA1 was $25.3 million, an increase of 26.0% over the prior year's third quarter. Adjusted EBITDA1 for the nine months ended June 30, 2023, was $73.6 million, an increase of 27.3% over the prior year's first nine months.
•Third quarter adjusted EBITDA1 as a percentage of revenue was 26.9%, compared to 24.9% in the prior year's third quarter. Adjusted EBITDA1 as a percentage of revenue for the nine months ended June 30, 2023, was 26.9%, compared to 24.9% in the prior year's first nine months.
•Third quarter diluted net loss per share available to Class A common stock was $0.22, compared to diluted net loss per share available to Class A common stock of $0.17 in the prior year's third quarter. Diluted net loss per share available to Class A common stock was $0.23 in the nine months ended June 30, 2023, compared to diluted net loss per share available to Class A common stock of $0.62 in the prior year's first nine months.
•Third quarter pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.38 compared to $0.37 for the prior year's third quarter. Pro forma adjusted diluted earnings per share1 for the nine months ended June 30, 2023, was $1.12 compared to $1.09 for the prior year's first nine months.
•Annualized Recurring Revenue ("ARR")2 for the three months ended June 30, 2023 and 2022 was $311.4 million and $266.7 million, respectively, representing a period-to-period growth rate of 16.8%.
•Software and related services revenue3 as a percentage of total revenue was 50.3% for the three months ended June 30, 2023.
•As of June 30, 2023, consolidated interest coverage ratio was 4.31x and total leverage ratio was 4.00x. These ratios are defined in the Company's 2023 Credit Agreement.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. It does not take into account seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.
3.Software and related services revenue includes the sale of subscriptions, recurring services, ongoing support, licenses, and installation and implementation services specific to software.
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IIIV Reports Third Quarter 2023 Financial Results

August 8, 2023
Greg Daily, Chairman and CEO of i3 Verticals, commented, “The third quarter of our fiscal year 2023 was excellent and we are proud to share the results. As each quarter goes by, we have improved our position with recurring revenue sources, such as software as a service revenue, which grew 20% year over year. Overall, revenue from recurring sources grew 17%.
“We continue to weigh strategic M&A opportunities, but are keeping our standards very high in this market. At the same time, we have been laser focused on many internal optimization projects, finding ways to share resources, and best practices across our excellent portfolio of products. Professionalization of our enterprise RFP response team has allowed us to compete for larger opportunities. To illustrate the potential, we are proud to announce two new state-level wins from our Justice Tech and Transportation divisions of the Public Sector. We have never been better positioned to compete in many more similar processes. Whether it is centralizing professional services, bringing new software solutions to market, capitalizing on the plethora of cross-selling opportunities, or transitioning customers from on-premise to cloud-based solutions, best practices are winning the day and we are excited about the direction and continued potential of our business."
2023 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs.
The Company is reaffirming its outlook for the fiscal year ending September 30, 2023:

(in thousands, except share and per share amounts)	Outlook Range

Revenue	$360,000	-	$380,000
Adjusted EBITDA (non-GAAP)	$97,000	-	$103,000
Depreciation and internally developed software amortization	$8,000	-	$9,000
Cash interest expense, net	$22,000	-	$23,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.46	-	$1.56
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “2023 Outlook” above, reconciliation of adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may potentially have a significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Wednesday, August 9, 2023, at 8:30 a.m. EDT, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. EDT on August 9, 2023, through August 16, 2023, by dialing (877) 344-7529 and entering Confirmation Code 5255024.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented for historical periods so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
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IIIV Reports Third Quarter 2023 Financial Results

August 8, 2023
Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.
About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its broad suite of software and services solutions, the Company creates and acquires software products to serve the specific needs of its customers. The Company's primary strategic verticals are Public Sector (including Education) and Healthcare.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2023 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic conditions, including the impact of inflation and rising interest rates, competition in our industry and the Company's ability to compete effectively, and regulatory developments, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Third Quarter 2023 Financial Results

August 8, 2023
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change

Revenue	$93,931	$80,553	17%	$273,832	$232,612	18%

Operating expenses
Other costs of services	20,532	19,749	4%	59,531	52,890	13%
Selling, general and administrative	55,426	47,775	16%	163,633	142,878	15%
Depreciation and amortization	9,158	7,506	22%	26,849	21,823	23%
Change in fair value of contingent consideration	6,183	8,254	(25)%	9,905	24,684	(60)%
Total operating expenses	91,299	83,284	10%	259,918	242,275	7%

Income (loss) from operations	2,632	(2,731)	n/m	13,914	(9,663)	n/m

Interest expense, net	6,725	3,767	79%	18,414	10,298	79%
Other income	(92)	—	n/m	(295)	—	n/m
Total other expenses	6,633	3,767	76%	18,119	10,298	76%

Loss before income taxes	(4,001)	(6,498)	(38)%	(4,205)	(19,961)	(79)%

Provision for (benefit from) income taxes	2,077	(1,810)	n/m	1,896	(1,154)	n/m

Net loss	(6,078)	(4,688)	30%	(6,101)	(18,807)	(68)%

Net loss attributable to non-controlling interest	(923)	(960)	(4)%	(742)	(5,178)	(86)%
Net loss attributable to i3 Verticals, Inc.	$(5,155)	$(3,728)	38%	$(5,359)	$(13,629)	(61)%

Net loss per share attributable to Class A common stockholders:
Basic	$(0.22)	$(0.17)		$(0.23)	$(0.62)
Diluted	$(0.22)	$(0.17)		$(0.23)	$(0.62)
Weighted average shares of Class A common stock outstanding:
Basic	23,179,638	22,229,787		23,104,212	22,116,172
Diluted	23,179,638	22,229,787		23,104,212	22,116,172
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IIIV Reports Third Quarter 2023 Financial Results

August 8, 2023
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended June 30, 2023
	Software and Services	Merchant Services	Other	Total
Revenue	$58,901	$35,040	$(10)	$93,931
Income (loss) from operations	$7,951	$7,883	$(13,202)	$2,632

Payment volume(1)	$638,967	$5,618,158	$—	$6,257,125

	For the Nine Months Ended June 30, 2023
	Software and Services	Merchant Services	Other	Total
Revenue	$172,911	$100,968	$(47)	$273,832
Income (loss) from operations	$32,383	$20,674	$(39,143)	$13,914

Payment volume(1)	$2,007,569	$16,123,619	$—	$18,131,188

	For the Three Months Ended June 30, 2022
	Software and Services	Merchant Services	Other	Total
Revenue	$47,839	$32,714	$—	$80,553
Income (loss) from operations	$2,248	$6,451	$(11,430)	$(2,731)

Payment volume(1)	$517,778	$5,396,964	$—	$5,914,742

	For the Nine Months Ended June 30, 2022
	Software and Services	Merchant Services	Other	Total
Revenue	$141,575	$91,071	$(34)	$232,612
Income (loss) from operations	$7,080	$17,849	$(34,592)	$(9,663)

Payment volume(1)	$1,544,203	$15,018,474	$—	$16,562,677
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's customers and settled to customers by us and 2) ACH transactions processed by the Company's customers and settled to customers by the Company.
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IIIV Reports Third Quarter 2023 Financial Results

August 8, 2023
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	June 30,	September 30,
	2023	2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$5,043	$3,490
Accounts receivable, net	60,781	53,334
Settlement assets	10,793	7,540
Prepaid expenses and other current assets	20,057	19,445
Total current assets	96,674	83,809

Property and equipment, net	12,123	5,670
Restricted cash	4,366	12,735
Capitalized software, net	65,459	52,341
Goodwill	409,042	353,639
Intangible assets, net	224,588	195,919
Deferred tax asset	42,715	43,458
Operating lease right-of-use assets	14,885	17,678
Other assets	5,972	5,063
Total assets	$875,824	$770,312

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$8,296	$9,342
Accrued expenses and other current liabilities	46,505	57,833
Settlement obligations	10,793	7,540
Deferred revenue	26,792	31,975
Current portion of operating lease liabilities	4,598	4,568
Total current liabilities	96,984	111,258

Long-term debt, less current portion and debt issuance costs, net	389,569	287,020
Long-term tax receivable agreement obligations	40,894	40,812
Operating lease liabilities, less current portion	11,284	13,994
Other long-term liabilities	24,151	9,540
Total liabilities	562,882	462,624

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2023 and September 30, 2022	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,193,447 and 22,986,448 shares issued and outstanding as of June 30, 2023 and September 30, 2022, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,108,218 and 10,118,142 shares issued and outstanding as of June 30, 2023 and September 30, 2022, respectively	1	1
Additional paid-in capital	239,917	241,958
Accumulated deficit	(17,492)	(23,582)
Total stockholders' equity	222,428	218,379
Non-controlling interest	90,514	89,309
Total equity	312,942	307,688
Total liabilities and equity	$875,824	$770,312
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IIIV Reports Third Quarter 2023 Financial Results

August 8, 2023
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Nine months ended June 30,
	2023	2022

Net cash provided by operating activities	$29,623	$35,840
Net cash used in investing activities	$(115,415)	$(109,350)
Net cash provided by financing activities	$82,229	$85,695
Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that the non-GAAP financial measures presented by the Company provide useful information to investors in understanding and evaluating the Company's ongoing operating results. Accordingly, i3 Verticals includes such non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that these non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although these non-GAAP financial measures assist in measuring the Company's operating results and assessing its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of these non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of these non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that disclosure of these non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
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IIIV Reports Third Quarter 2023 Financial Results

August 8, 2023
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net loss attributable to i3 Verticals, Inc.	$(5,155)	$(3,728)	$(5,359)	$(13,629)
Net loss attributable to non-controlling interest	(923)	(960)	(742)	(5,178)
Non-GAAP adjustments:
Provision for (benefit from) income taxes	2,077	(1,810)	1,896	(1,154)
Financing-related expenses(1)	—	7	8	13
Non-cash change in fair value of contingent consideration(2)	6,183	8,254	9,905	24,684
Equity-based compensation(3)	7,198	6,799	20,846	19,680
Acquisition-related expenses(4)	26	136	1,103	1,017
Acquisition intangible amortization(5)	7,005	6,095	21,010	17,974
Non-cash interest expense(6)	583	1,459	1,312	4,312
Other taxes(7)	75	80	961	251
Gain on investment(8)	(92)	—	(295)	—
Non-GAAP pro forma adjusted income before taxes	16,977	16,332	50,645	47,970
Pro forma taxes at effective tax rate(9)	(4,244)	(4,083)	(12,661)	(11,993)
Pro forma adjusted net income(10)	$12,733	$12,249	$37,984	$35,977
Cash interest expense, net(11)	6,142	2,308	17,102	5,986
Pro forma taxes at effective tax rate(9)	4,244	4,083	12,661	11,993
Depreciation and internally developed software amortization(12)	2,153	1,411	5,839	3,849
Adjusted EBITDA(13)	$25,272	$20,051	$73,586	$57,805
_______________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
4.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
5.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
6.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
7.Other taxes consist of franchise taxes, commercial activity taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income based taxes. Taxes related to salaries are not included.
8.Other income reflects contingent consideration received for an investment that was sold in a prior year for the three and nine months ended June 30, 2023.
9.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2023 and 2022, based on blended federal and state tax rates.
10.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
11.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
12.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
13.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
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IIIV Reports Third Quarter 2023 Financial Results

August 8, 2023
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Diluted net loss available to Class A common stock per share	$(0.22)	$(0.17)	$(0.23)	$(0.62)
Pro forma adjusted diluted earnings per share(1)(2)	$0.38	$0.37	$1.12	$1.09
Pro forma adjusted net income(2)	$12,733	$12,249	$37,984	$35,977
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	33,845,584	33,077,941	33,956,879	33,029,025
________________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income, assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,108,218 and 10,131,878 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 557,728 and 716,276 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months ended June 30, 2023 and 2022, respectively, resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method were excluded because of the effect of including them would have been anti-dilutive. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,112,471 and 10,188,369 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 740,196 and 724,484 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the nine months ended June 30, 2023 and 2022, respectively.
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